Exhibit 99.1

Primus Telecommunications Group, Incorporated

Reports Third Quarter 2011 Results

•	Q3 Net Revenue of $254.7MM Increased 35.3% YoY, Decreased 9.9% Sequentially

•	First Full Quarter of New ICS Revenue Baseline / Focus on Profitability

•	Q3 Adjusted EBITDA of $22.9MM Increased 45.1% YoY, and 14.9% Sequentially

•	Subsequent to Q3-End, Globility Closed Canadian Spectrum Sale for $C15MM

•	Initiated New Toronto Data Center; “Primus Metro Fibre” Lit in Sydney and Melbourne

MCLEAN, VA – (MARKET WIRE) – November 14, 2011 – Primus Telecommunications Group, Incorporated (PTGi) (NYSE: PTGI), a global facilities-based integrated provider of advanced telecommunications products and services, announced results for the third quarter ended September 30, 2011. PTGi completed the acquisition of Arbinet Corporation on February 28, 2011; therefore, third quarter 2011 comparisons are not directly comparable with prior periods.

Consolidated Results

Net revenue for the third quarter 2011 was $254.7 million, an increase of 35.3% from third quarter 2010 net revenue of $188.2 million. The third quarter represents the first full quarter of the integration of Arbinet into International Carrier Services (ICS) and the establishment of a new revenue baseline for the unit. Contributing to the increase in net revenue was a 15.0% increase in net revenue from growth services (broadband, data center, SME VoIP, and other data services), which included a 21.8% increase in revenue associated with PTGi’s existing data center portfolio of 11 sites worldwide. Given third quarter data center revenues of $12.0 million, and the Company’s current revenue acceleration in this space, annual data center revenue generation is tracking at approximately $50 million. Adjusted EBITDA was $22.9 million, an increase of 45.1% from third quarter 2010 Adjusted EBITDA of $15.8 million and a 14.9% increase from second quarter 2011 Adjusted EBITDA of $19.9 million. The impact of foreign exchange translation was a positive $17.3 million to revenue for the third quarter 2011 and a positive $2.2 million to Adjusted EBITDA. Free Cash flow in the quarter was $2.1 million, net of $10.5 million in working capital uses and timing primarily associated with debt exchange activity, compared to $14.5 million in positive free cash flow in third quarter 2010.

Peter D. Aquino, Chairman, President and Chief Executive Officer, stated, “In the third quarter, we accomplished a major milestone with the completion of our debt exchange in early July, and recorded the first full quarter of ICS and Arbinet integration with profitability initiatives built in. Overall, we executed well on margin expansion across the board, while continuing to invest in business segments that create value, such as our IP-based products and services, data centers, and metro fiber projects. Our progress to date generated a significant Adjusted EBITDA increase of 45% year-over-year, and contributed to our positive free cash flow profile and momentum.”

Key Third Quarter 2011 Accomplishments

•	PTGi

•

On July 7th, the Company closed its exchange of new 10.00% Senior Secured Notes due 2017 for 13.00% Senior Secured Notes due 2016 and 14.25% Senior Subordinated Secured Notes due 2013. The net impact provides the Company with additional flexibility and interest savings of approximately $9 million annually.

•	Canada:

•

The Primus Canada team initiated the planning, design, and construction of a new Toronto data center to add to its current facilities, addressing growing demand for managed services and cloud platforms in the metro area. This will be PTGi’s eighth Tier II/III data center in Canada.

•

Primus Canada was awarded a multi-year contract with Alberta Investment Management Corporation (AIMCo) to provide managed data center services in Edmonton. AIMCo is one of Canada’s largest institutional investment firms, with $C68 billion in assets.

•

Primus Canada has been selected as a finalist for the “Microsoft Impact Awards Hosting Partner of the Year” as a result of an innovative private cloud computing solution providing integrated network security, colocation, and managed system administration services.

•

Subsequent to quarter-end, Globility Communications Corporation, a company in which PTGi indirectly holds a 45.6% interest, received Industry Canada’s approval for and completed the sale of its 3.5 GHZ fixed wireless spectrum licenses for 29 service areas across Canada for C$15 million.

•	Australia:

•

In the third quarter, Primus Australia introduced “Primus Metro Fibre” to the Enterprise business segment in Sydney and Melbourne, including lit metro rings in the central business districts (CBDs) that can enter buildings with state-of-the-art high capacity data transport systems on-net. The Optical Transport Network (OTN) will be capable of low latency metro and intercity connectivity, and also provide lower bandwidth services to the SME customers in multitenant commercial buildings in the CBD. Planning for electronics upgrades is in progress for Brisbane, Perth, and Adelaide existing fiber metro rings, with intercity connectivity.

•	Primus Australia has been accepted into Australia’s “Data Centre Facilities Panel”, a prequalification to offer Australian government agencies data center colocation, managed, and cloud services.

•

As a selected telecom services provider in the National Broadband Network (NBN), Primus Australia began to connect customers in all five NBN first-release sites across mainland Australia. Primus Australia will be able to offer up to 100/40 Mbps in speed for internet access for its customers, representing one of the most advanced consumer segment data products in the country.

•	International Carrier Services (ICS):

•

The third quarter represents the new, right-sized ICS organization’s first full quarter of revenue. Future initiatives include a focus on profitable growth, elimination of non-productive revenue, and a re-launch of two core services: Carrier Services and thexchangeTM.

•	Targeted synergies of a $3 million to $7 million run rate are on track, with significant savings already achieved in SG&A since the closing of the Arbinet transaction.

Third Quarter 2011 Net Revenue by Major Operating Segment

Canada – Net revenue of $62.9 million increased 10.5% from $56.9 million in the third quarter 2010. The impact of foreign currency translation was a positive $3.8 million. On a constant currency basis, net revenue increased 3.9% as increases in IP-based voice and data products, local, and data center services, were partially offset by declines in retail long distance and prepaid services.

Australia – Net revenue of $71.7 million increased 4.9% from $68.4 million in third quarter 2010. The impact of foreign currency translation was a positive $10.2 million. On a constant currency basis, net revenue decreased 10.0% as decreases in traditional voice, DSL, and wholesale services were partially offset by increases in data center and IP-based services.

International Carrier Services – Net revenue of $101.5 million increased 142.5% from $41.9 million in third quarter 2010, primarily due to the integration of Arbinet. The impact of foreign currency translation was a positive $2.8 million.

United States – Net revenue of $11.2 million decreased 6.8% from $12.1 million in third quarter 2010, primarily due to decreases in traditional voice services.

Other Businesses –

Brazil – Net revenue of $7.1 million decreased 20.8% from $9.0 million in third quarter 2010. The impact of foreign currency translation was a positive $0.5 million. On a constant currency basis, net revenue decreased 26.8% due primarily to decreases in wholesale services.

Further Third Quarter 2011 Detail

Net revenue less cost of revenue was $76.0 million, or 29.8% of net revenue, compared to $67.3 million, or 35.8% of net revenue, in third quarter 2010. On a constant currency basis, net revenue less cost of revenue increased primarily due to the inclusion of Arbinet. The impact of foreign currency translation was a positive $6.2 million.

Selling, general and administrative (SG&A) expense was $53.8 million, or 21.1% of net revenue, compared to $51.6 million, or 27.4% of net revenue in third quarter 2010, with the decrease in SG&A expense, as a percentage of net revenue, largely attributable to the increase in net revenue from Arbinet. On a constant currency basis, SG&A decreased $1.8 million in the quarter.

Income from operations of $5.4 million compared to income from operations of $2.1 million in the third quarter 2010. Depreciation and amortization expense was $16.7 million as compared to $13.6 million in third quarter 2010.

Adjusted EBITDA was $22.9 million, or 9.0% of net revenue, compared to $15.8 million, or 8.4% of net revenue, in the third quarter 2010.

Net loss was $10.0 million, or $(0.73) per basic and diluted common share, compared to net income of $5.1 million, or $0.52 per basic and diluted common share in the third quarter 2010. The number of shares outstanding used to calculate basic and diluted earnings per common share in the third quarter of 2011 was 13.7 million compared to 9.7 million for basic and diluted earnings per common share in the third quarter 2010.

During the third quarter of 2011, pursuant to its $15 million stock repurchase program, PTGi repurchased 31,626 shares of common stock, representing $0.4 million, with $14.6 million authorized remaining.

Balance Sheet, Liquidity and Capital Resources

PTGi ended the third quarter 2011 with $27.2 million in unrestricted cash and cash equivalents, down from $31.5 million at June 30, 2011. Cash was generated during the third quarter in the following amounts: $22.9 million of Adjusted EBITDA, offset by the usage of $8.9 million for capital expenditures, $2.5 million for costs associated with the debt exchange, $2.7 million in interest payments, $2.2 million in capital lease payments, $0.4 million to repurchase company stock and $10.5 million used in working capital, primarily due to management of cash leading into the debt exchange. The principal amount of PTGi’s long-term obligations as of September 30, 2011 was $255.8 million, up from $245.7 million as of December 31, 2010.

Free Cash Flow in the third quarter 2011 was $2.1 million compared to free cash flow of $14.5 million in the third quarter 2010. Net cash provided by operating activities was $11.0 million in the third quarter 2011 compared to $20.9 million in the third quarter 2010. Higher capital expenditures, interest paid as part of the debt exchange and a net decrease in working capital were the primary contributors to the decrease in free cash flow over the prior year quarter. PTGi defines Free Cash Flow as net cash provided by operating activities less cash used in the purchase of property and equipment.

Ken Schwarz, Chief Financial Officer, stated, “Our third quarter 2011 performance reflects our continued progress in managing our business units and investing in growth services to drive Adjusted EBITDA expansion and improving Free Cash Flow generation. In this regard, we are improving our 2011 free cash flow outlook, lowering our end-of-year capital expenditures guidance from $35 million to approximately $31 million to $33 million, including approximately $2 million of one-time integration costs. We remain focused on improving our operating metrics and profitable growth for all units for the remainder of the year.”

Conference Call

The Company will hold a conference call and webcast on November 15, 2011 at 8:30 AM ET. To access the call, please dial 866-305-6438 (toll free) or 706-679-7161 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet with an accompanying slide presentation, which can be accessed via the Investor Relations section of PTGi’s web site at www.ptgi.com. The webcast and slide presentation will be available for replay for 90 days at www.ptgi.com.

A telephonic replay of this conference call will also be available by dialing 855-859-2056 (toll free) or 404-537-3406 (access code: 19822908) from 12:30 PM ET on November 15, 2011 until midnight ET on November 21, 2011.

About PTGi

PTGi (Primus Telecommunications Group, Incorporated) is a leading provider of advanced communication solutions, including, traditional and IP voice, data, mobile services, broadband Internet, collocation, hosting, and outsourced managed services to business and residential customers in the United States, Canada, Australia, and Brazil. PTGi is also one of the leading international wholesale service providers to fixed and mobile network operators worldwide. PTGi owns and operates its own global network of next-generation IP soft switches, media gateways, hosted IP/SIP platforms, broadband infrastructure, fiber capacity, and data centers located in Canada, Australia, and Brazil. Founded in 1994, PTGi is headquartered in McLean, Virginia.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined under SEC rules, which include Adjusted EBITDA and Free Cash Flow. PTGi has provided a reconciliation of these measures to the most directly comparable GAAP measures, which is contained in the tables to this release. Additional information regarding the purpose and use for these non-GAAP financial measures is set forth in our Form 8-K disclosing this press release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains or incorporates a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “exchange,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements due to a variety of important factors. Among other items, such factors could include: our liquidity and debt service forecast; our financing, refinancing, debt extension, de-leveraging, restructuring, exchange or tender plans or initiatives, and potential dilution of existing equity holders from such initiatives; our expectations regarding our continued ability to generate free cash flow; our ability to successfully integrate the Arbinet business and realize anticipated synergies; our expectations regarding increased competitive pressures, declining usage patterns and our growth products, bundled service offerings, the pace and cost of customer migration onto our networks, the effectiveness and profitability of our growth products; our assumptions regarding currency exchange rates; and the timing, extent and effectiveness of our cost reduction initiatives and management’s ability to moderate or control discretionary spending. While PTGi believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements. Additional risks and uncertainties include, among other things, the risks listed under “Risk Factors” in PTGi’s annual report and quarterly reports filed with the Securities and Exchange Commission and available through PTGi’s website at www.ptgi.com. PTGi disclaims any obligation to update the information contained in this press release as new information becomes available.

Investor Contact:

PTGi

Richard Ramlall, SVP Corporate Development and Chief Communications Officer

703-748-8050

ir@ptgi.com

Lippert/Heilshorn & Assoc., Inc.

Carolyn Capaccio

212-838-3777

ccapaccio@lhai.com

(tables follow)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010

NET REVENUE	$254,664	$188,199	$760,889	$575,809

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	178,712	120,858	536,490	366,809
Selling, general and administrative	53,838	51,576	167,151	149,549
Depreciation and amortization	16,665	13,641	48,879	49,703
(Gain) loss on sale or disposal of assets	27	—	61	(179)
(Gain) loss on sale or disposal of assets	—	—	14,679	—

Total operating expenses	249,242	186,075	767,260	565,882

INCOME (LOSS) FROM OPERATIONS	5,422	2,124	(6,371)	9,927

INTEREST EXPENSE	(9,946)	(8,602)	(26,551)	(26,661)
ACCRETION ON DEBT PREMIUM (DISCOUNT), net	(55)	(46)	(158)	(135)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	(6,853)	—	(6,853)	164
GAIN (LOSS) FROM CONTINGENT VALUE RIGHTS VALUATION	11,367	33	7,079	(2,392)
INTEREST AND OTHER INCOME (EXPENSE)	219	254	338	617
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	(12,338)	14,006	(5,925)	10,212

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE REORGANIZATION ITEMS AND INCOME TAXES	(12,184)	7,769	(38,441)	(8,268)

REORGANIZATION ITEMS, net	—	—	—	1

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(12,184)	7,769	(38,441)	(8,267)
INCOME TAX BENEFIT (EXPENSE)	3,082	3,238	2,534	7,291

INCOME (LOSS) FROM CONTINUING OPERATIONS	(9,102)	11,007	(35,907)	(976)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	(451)	(5,464)	(520)	(7,681)
GAIN (LOSS) FROM SALE OF DISCONTINUED OPERATIONS, net of tax	—	(389)	—	(196)

NET INCOME (LOSS)	(9,553)	5,154	(36,427)	(8,853)
Less: Net (income) loss attributable to the noncontrolling interest	(457)	(74)	820	(104)

NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$(10,010)	$5,080	$(35,607)	$(8,957)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	(0.70)	1.12	(2.75)	(0.11)
Income (loss) from discontinued operations	(0.03)	(0.56)	(0.04)	(0.79)
Gain (loss) from sale of discontinued operations	—	(0.04)	—	(0.02)

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$(0.73)	$0.52	$(2.79)	$(0.92)

DILUTED LOSS PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	(0.70)	1.12	(2.75)	(0.11)
Income (loss) from discontinued operations	(0.03)	(0.56)	(0.04)	(0.79)
Gain (loss) from sale of discontinued operations	—	(0.04)	—	(0.02)

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$(0.73)	$0.52	$(2.79)	$(0.92)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	13,715	9,743	12,759	9,711

DILUTED	13,715	9,743	12,759	9,711

AMOUNTS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
Income (loss) from continuing operations, net of tax	$(9,559)	$10,933	$(35,087)	$(1,080)
Income (loss) from discontinued operations	(451)	(5,464)	(520)	(7,681)
Gain (loss) from sale of discontinued operations	—	(389)	—	(196)

Net income (loss)	$(10,010)	$5,080	$(35,607)	$(8,957)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEET

(in thousands, except share amounts)

(unaudited)

September 30, 2011

Cash and cash equivalents	$27,233
Accounts receivable, net	83,168
Other current assets	18,428

TOTAL CURRENT ASSETS	128,829

Restricted cash	11,571
Property and equipment, net	156,968
Goodwill	69,083
Other intangible assets, net	136,254
Other assets	36,591

TOTAL ASSETS	$539,296

Accounts payable	$46,401
Accrued interconnection costs	26,642
Deferred revenue	11,887
Accrued expenses and other current liabilities	43,212
Accrued income taxes	7,515
Accrued interest	6,387
Current portion of long-term obligations	2,420

TOTAL CURRENT LIABILITIES	144,464

Non-current portion of long-term obligations	251,703
Deferred Tax Liability	30,700
Contingent Value Rights	12,019
Other liabilities	2,826

TOTAL LIABILITIES	441,712

Total stockholders’ equity	97,584

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$539,296

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended September 30, 2011	Three Months Ended June 30, 2011	Three Months Ended September 30, 2010
NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$(10,010)	$(6,342)	$5,080
Reorganization items, net	—	—	—
Share-based compensation expense	740	2,272	(12)
Depreciation and amortization	16,665	17,093	13,641
(Gain) loss on sale or disposal of assets	27	(19)	—
Asset impairment write-down	—	—	—
Interest expense	9,946	7,912	8,602
Accretion on debt (premium) discount, net	55	53	46
(Gain) loss on early extinguishment or restructuring of debt	6,853	—	—
Interest and other (income) expense	(219)	(174)	(254)
(Gain) loss from Contingent Value Rights valuation	(11,367)	(96)	(33)
Foreign currency transaction (gain) loss	12,338	(2,365)	(14,006)
Income tax (benefit) expense	(3,082)	1,378	(3,238)
Income (expense) attributable to the non-controlling interest	457	90	74
(Income) loss from discontinued operations, net of tax	451	89	5,464
(Gain) loss from sale of discontinued operations, net of tax	—	—	389

ADJUSTED EBITDA	$22,854	$19,891	$15,753

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

TO FREE CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended September 30, 2011	Three Months Ended June 30, 2011	Three Months Ended September 30, 2010
NET CASH PROVIDED BY OPERATING ACTIVITIES BEFORE REORGANIZATION ITEMS	$11,006	$(968)	$20,865
Net cash used in purchase of property and equipment	(8,909)	(7,507)	(6,410)

FREE CASH FLOW	$2,097	$(8,475)	$14,455